Exhibit 99.1

LIST OF JOINT FILERS AND SIGNATURE PAGE

ARES SPECIAL SITUATIONS FUND IV, L.P.

By:	ASSF OPERATING MANAGER IV, L.P.
Its:	Manager

/s/ Naseem Sagati Aghili
By:	Naseem Sagati Aghili	02/11/2021
Its:	Authorized Signatory

ASSF OPERATING MANAGER IV, L.P.

/s/ Naseem Sagati Aghili
By:	Naseem Sagati Aghili	02/11/2021
Its:	Authorized Signatory

ASOF HOLDINGS I, L.P.

By:	ASOF INVESTMENT MANAGEMENT LLC
Its:	Manager

/s/ Naseem Sagati Aghili
By:	Naseem Sagati Aghili	02/11/2021
Its:	Authorized Signatory

ASOF INVESTMENT MANAGEMENT LLC

/s/ Naseem Sagati Aghili
By:	Naseem Sagati Aghili	02/11/2021
Its:	Authorized Signatory

ARES MANAGEMENT LLC

/s/ Naseem Sagati Aghili
By:	Naseem Sagati Aghili	02/11/2021
Its:	Authorized Signatory

ARES MANAGEMENT HOLDINGS L.P.

By:	ARES HOLDCO LLC
Its:	General Partner

/s/ Naseem Sagati Aghili
By:	Naseem Sagati Aghili	02/11/2021
Its:	Authorized Signatory

ARES HOLDCO LLC

/s/ Naseem Sagati Aghili
By:	Naseem Sagati Aghili	02/11/2021
Its:	Authorized Signatory

ARES HOLDINGS INC.

/s/ Naseem Sagati Aghili
By:	Naseem Sagati Aghili	02/11/2021
Its:	Authorized Signatory

ARES MANAGEMENT CORPORATION

/s/ Naseem Sagati Aghili
By:	Naseem Sagati Aghili	02/11/2021
Its:	Authorized Signatory

ARES MANAGEMENT GP LLC

/s/ Naseem Sagati Aghili
By:	Naseem Sagati Aghili	02/11/2021
Its:	Authorized Signatory

ARES VOTING LLC

By:	ARES PARTNERS HOLDCO LLC
Its:	Sole Member

/s/ Naseem Sagati Aghili
By:	Naseem Sagati Aghili	02/11/2021
Its:	Authorized Signatory

ARES PARTNERS HOLDCO LLC

/s/ Naseem Sagati Aghili
By:	Naseem Sagati Aghili	02/11/2021
Its:	Authorized Signatory